Exhibit 10.1b

PARENT GUARANTY

This PARENT GUARANTY, dated as of March 17, 2006 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), is executed by ANTHRACITE CAPITAL, INC. (“Anthracite”) as guarantor (the “Guarantor”), in favor of BANK OF AMERICA, N.A., as the lender (the “Lender”) under the Credit Agreement (as defined below).

RECITALS

WHEREAS, pursuant to the Credit Agreement, dated as of March 17, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among AHR Capital BofA Limited, a limited company organized under the laws of Ireland (“AHR Capital”) as a borrower (a “Borrower”), Anthracite as the borrower agent (the “Borrower Agent”), the borrowers from time to time party thereto (each a “Borrower” and together with AHR Capital, collectively, the “Borrowers”)) and the Lender, the Lender has agreed to make loans to AHR Capital and each other Borrower on the terms and subject to the conditions set forth therein, such loans to be evidenced by the Notes issued by each Borrower thereunder;

WHEREAS, the Guarantor owns directly all of the issued and outstanding Capital Stock of AHR Capital; and

WHEREAS, it is a condition precedent to the obligation of the Lender to make Loans to AHR Capital and each other Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty to the Lender;

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to induce the Lender to make loans to AHR Capital and each other Borrower under the Credit Agreement, the Guarantor hereby agrees with the Lender, as follows:

1.	Defined Terms.

(a)   Unless otherwise defined in Section 1(d) below, or elsewhere in this Guaranty, capitalized terms used in this Guaranty shall have the meanings ascribed to such terms in the Credit Agreement.

(b)   The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(c)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)	As used herein, the following terms shall have the following meanings:

“Adjusted Net Income” shall mean for any period, the Net Income of Anthracite and its consolidated Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses which are classified as “extraordinary” in accordance with GAAP, capital gains or losses on sales of real estate, capital gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Anthracite’s ownership interest, of adjusted net income of unconsolidated joint ventures, all determined on a consistent basis.

“Debt Service Coverage Ratio” or “DSCR” shall mean, for any period, the ratio of Adjusted Net Income plus Interest Expense on recourse indebtedness of Anthracite and its consolidated Subsidiaries for such period outstanding to Interest Expense on recourse indebtedness of Anthracite and its consolidated Subsidiaries for such period.

“Intangible Assets” shall mean the excess of the cost over book value of assets acquired, patents, trademarks, trade names, copyrights, franchises and other intangible assets (excluding in any event the value of any residual securities).

“Interest Expense” shall mean for any period, total interest expense, both expensed and capitalized, of Anthracite and its consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of Anthracite and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate protection agreements), determined on a consolidated basis in accordance with GAAP, net of interest income of Anthracite and its Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP).

“Net Income” shall mean for any period and for Anthracite and its consolidated Subsidiaries, the consolidated net income (or loss) of Anthracite and its consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Non-Recourse Indebtedness” shall mean, with respect to any Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other customary exceptions to non-recourse provisions) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Tangible Net Worth” shall mean, as of a particular date, (i) all amounts that would be included under stockholder’s equity on a balance sheet of Anthracite and its consolidated Subsidiaries at such date, determined in accordance with GAAP, less (ii) the sum of (A) amounts owing to Anthracite and its consolidated Subsidiaries from Affiliates and (B) Intangible Assets of Anthracite and its consolidated Subsidiaries.

“Tangible Net Worth Ratio” shall have the meaning provided in Section 11(b) of this Guaranty.

“Total Indebtedness” shall mean for any period, the aggregate Indebtedness (excepting any Non-Recourse Indebtedness) of Anthracite and its consolidated Subsidiaries during such period.

2.	Guaranty.

(a)   The Guarantor, as guarantor of payment and performance and not merely as surety or guarantor of collection, hereby, unconditionally and irrevocably, guarantees to the Lender and its successors and permitted assigns, the prompt and complete payment and performance by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations of such Borrower under the Credit Agreement and the other Loan Documents (the “Guaranteed Obligations”);

provided, that the Guaranteed Obligations shall not at any time be reduced by operation of Section 10.18 of the Credit Agreement.

(b)   The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of external counsel) which may be paid or incurred by the Lender in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty, the Parent Pledge Agreement or the Parent Deed of Charge. This Guaranty shall remain in full force and effect until the Obligations are paid in full and the obligation of the Lender to make Loans under the Credit Agreement shall be terminated, notwithstanding that from time to time prior thereto each Borrower may be free from any Obligations.

(c)   The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Lender hereunder.

(d)   No payment or payments made by any Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Lender from any Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Guaranteed Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full and the obligation of the Lender to make Loans under the Credit Agreement shall be terminated.

(e)   The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Lender on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Guaranty for such purpose.

3.            Deferral of Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against any Borrower or any other guarantor or any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by each Borrower on account of the Obligations are paid in full and the obligation of the Lender to make Loans under the Credit Agreement shall be terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and the obligation of the Lender to make Loans under the Credit Agreement shall be terminated, such amount shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender, to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine.

4.            Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on each Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from each Borrower or any such other guarantor or any release of any Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.            Guaranty Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between each Borrower and the Guarantor, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon each Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of each Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of a Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to be benefit of the Lender, and its successors and permitted assigns, until all the Obligations and the Guaranteed Obligations shall have been satisfied by payment in full and the obligation of the Lender to make Loans under the Credit Agreement shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement each Borrower may be free from any Obligations.

6.            Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

7.            Not Affected by Bankruptcy. Notwithstanding any modification, discharge or extension of the Obligations or any amendment, modification, stay or cure of the Lender's rights that may occur in any bankruptcy or reorganization case or proceeding against any Borrower, whether permanent or temporary, and whether or not assented to by the Lender, the Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Guaranteed Obligations and discharge its other obligations in accordance with the terms of the Guaranteed Obligations and the terms of this Guaranty. The Guarantor understands and acknowledges that, by virtue of this Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to any Borrower. Without in any way limiting the generality of the foregoing, any subsequent modification of the Obligations in any reorganization case concerning such Borrower shall not affect the obligation of the Guarantor to pay and perform the Guaranteed Obligations in accordance with the original terms thereof.

8.            Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in U.S. Dollars at the office of the Lender specified in Section 10.02 of the Credit Agreement.

9.	Representations and Warranties. The Guarantor hereby represents and warrants that:

(a)   The representations and warranties contained in Section 5 of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to the Guarantor, are true and correct in all material respects (each such representation and warranty set forth in such Section (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Section); and

(b)   The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by any Borrower under the Credit Agreement as though made hereunder on and as of such date.

10.          Covenants.         The Guarantor hereby covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Obligations:

(a)          Maintenance of Tangible Net Worth. Tangible Net Worth at the end of each fiscal quarter shall not be less than the sum of (i) $400,000,000, plus, (ii) an amount equal to 75% of any Equity Proceeds;

(b)          Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The ratio of Total Indebtedness to Tangible Net Worth (the “Tangible Net Worth Ratio”) at the end of each fiscal quarter shall not be greater than 3.0:1.0;

(c)          Minimum DSCR. DSCR at the end of each fiscal quarter shall not be less than 1.75:1.0;

(d)          Maintenance of Liquidity. The sum of (a) Cash, (b) unencumbered and unpledged marketable securities and (c) the Collateral Value Unfunded Margin Amount at the end of each fiscal quarter shall not be less than $10,000,000; and

(e)   Borrower Compliance. The Guarantor shall, or shall cause each Borrower to, as applicable, comply with the requirements of Section 6.01 of the Credit Agreement and the other provisions of the Credit Agreement;

provided, that compliance with clauses (a) through (e) above shall be determined by excluding the assets and liabilities of variable interest entities required to be consolidated under FIN 46R and without giving any effect to any changes in or in the interpretation of FAS 140 after the date hereof.

11.          Notices. All notices, requests and demands to or upon the Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a)   if to the Lender, at its address or transmission number for notices provided in Section 10.02 of the Credit Agreement; and

(b)   if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

Each of the Lender and the Guarantor may change its address and transmission number for notices by notice in the manner provided in this Section.

12.          Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.          Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Lender relative to the subject matter hereof not reflected herein.

14.	Amendments in Writing; No Waiver; Cumulative Remedies.

(a)   None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except as provided by Section 10.04 of the Credit Agreement.

(b)   The Lender shall not by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

15.          Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

16.          Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Lender and its successors and assigns.

17.         GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

18.          Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(a)   SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)   CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)   AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND;

(d)   AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

19.         WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20.	Acknowledgments. The Guarantor hereby acknowledges that:

(a)   it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b)   the Lender has no fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents to which it is a party, and the relationship between the Guarantor and each Borrower, on one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)   no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantor, any Borrower and the Lender.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ANTHRACITE CAPITAL, INC.

By:	/s/ Robert Friedberg
Robert Friedberg Vice President and Secretary

Address for Notices:

40 East 52nd Street New York, New York 10022 Attention: Richard Shea Telecopier No.: (212) 810-8758 Telephone No.: (212) 754-5579

and

Anthracite Capital, Inc. One PNC Plaza, 19th Floor Mailstop P1-P0PP-19-2 249 Fifth Avenue Pittsburgh, PA 15222 Attention: Janice De Julio Telecopier No.: (412) 762-4546 Telephone No.: (412) 762-4675

Parent Guaranty Signature Page